UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXCELSIOR FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Excelsior Funds Shareholder Meeting Update
as of March 30, 2007
The special shareholder meeting for the following three Excelsior Funds originally scheduled for March 30, 2007 has been adjourned until April 30, 2007:
Excelsior Value and Restructuring Fund
Excelsior Energy and Natural Resources Fund
Excelsior Treasury Money Fund
Although the response to date has been overwhelmingly favorable, these funds have not yet received the necessary participation to conduct the meeting. The funds will continue to solicit votes until April 30, 2007. We are not required to notify all shareholders of the adjournment. A reminder mailing, including the attached letter from Evelyn Dilsaver and proxy cards, will be sent to certain unvoted accounts next week.
In addition to the above referenced mailing, a supplement to the proxy statement containing updated disclosure of the 5% shareholders data will be mailed to all Excelsior Treasury Money Fund shareholders next week (see attached for reference).
Clients who have not yet voted can utilize one of the following convenient voting options listed below. The Board is recommending that shareholders vote FOR the approval of the new investment advisory agreement.
1)	Vote by Telephone: Call the toll free number listed on the enclosed proxy card(s). Have the control number found on your proxy card ready when prompted.

2)	Vote by Internet: Go to website listed on the enclosed proxy card(s), enter the control number and follow the instructions on the site.

3)	Vote by Mail: Sign and date your proxy card(s). Mail in the enclosed envelope.
If clients want to vote their shares over the phone with a representative at D.F. King & Co., Inc., our proxy solicitor, you can soft transfer the call to D.F. King at 1-888-414-5566.

Excelsior Funds Shareholder Meeting Update
as of March 30, 2007
The special shareholder meeting for the following three Excelsior Funds originally scheduled for March 30, 2007 has been adjourned until April 30, 2007:
Excelsior Value and Restructuring Fund
Excelsior Energy and Natural Resources Fund
Excelsior Treasury Money Fund
Although the response to date has been overwhelmingly favorable, these funds have not yet received the necessary participation to conduct the meeting. The funds will continue to solicit votes until April 30, 2007. We are not required to notify all shareholders of the adjournment. A reminder mailing, including the attached letter from Evelyn Dilsaver and proxy cards, will be sent to certain unvoted accounts next week.
Clients who have not yet voted can utilize one of the following convenient voting options listed below. The Board is recommending that shareholders vote FOR the approval of the new investment advisory agreement.
4)	Vote by Telephone: Call the toll free number listed on the enclosed proxy card(s). Have the control number found on your proxy card ready when prompted.

5)	Vote by Internet: Go to website listed on the enclosed proxy card(s), enter the control number and follow the instructions on the site.

6)	Vote by Mail: Sign and date your proxy card(s). Mail in the enclosed envelope.
If clients need help voting or have questions, please refer them to call our proxy solicitor, D. F. King & Co., Inc., (“D.F. King”) at 1-888-414-5566. Under certain circumstances, clients may be able to vote their shares over the phone with a D. F. King representative.
For proxy remail requests, e-mail client name, address and account number to shelly.taylor@schawb.com and Katie.kim@schwab.com.